UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2010
SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-398	56-0292920

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 Ballantyne Corporate Place, Ste 900, Charlotte, NC	28277

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 554-1421
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     The information contained in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     New Credit Agreement
     In connection with the merger of Snyder’s of Hanover, Inc. into Lima Merger Corp., a wholly-owned subsidiary of Lance, Inc. (the “Lance”), Lance entered into a new credit agreement, dated as of December 7, 2010 (the “New Credit Agreement”), with each of the lenders named therein, Bank of America, National Association, as administrative agent and issuing lender, and JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company, as co-syndication agents. Also in connection with the merger, Lance changed its name to Snyder’s-Lance, Inc. (the “Company”), effective December 10, 2010.
     The New Credit Agreement provides for revolving loans of up to a maximum aggregate amount outstanding of $265 million, including up to $30 million of which may be utilized for letters of credit. The Company may increase the available credit under the New Credit Agreement by up to an aggregate amount of $100 million, under specified circumstances and subject to certain limitations. The New Credit Agreement expires on December 7, 2015, unless terminated earlier in accordance with its terms.
     The obligations of the lenders to make initial loans or issue letters of credit under the New Credit Agreement are subject to certain conditions, which must be satisfied on or before December 31, 2010, including, among others, (i) receipt by the administrative agent of instructions from the Company to apply initial borrowings under the New Credit Agreement to repay all outstanding amounts due under the Company’s Existing Credit Agreement (as defined below), other than $50 million in “term loans” due under the Existing Credit Agreement; (ii) termination of the revolving commitments and Canadian commitments under the Existing Credit Agreement; and (iii) consummation of the merger with Snyder’s.
     Borrowings under the New Credit Agreement will bear interest at a floating rate or rates equal to, at the option of the Company, (i) a Eurodollar rate plus an applicable margin specified in the New Credit Agreement or (ii) a base rate plus an applicable margin specified in the New Credit Agreement. The applicable margin added to the Eurodollar rate and base rate is subject to adjustment after the end of each fiscal quarter based on changes in the Company’s total debt-to-EBITDA ratio.
     The Company will pay a specified ticking fee and a specified facility fee based on the amount of each lender’s commitment under the New Credit Agreement. The facility fee will be subject to adjustment after the end of each fiscal quarter based on changes in the Company’s total debt-to-EBITDA ratio. The Company will also pay a letter of credit fee with respect to each letter of credit based on the average daily amount available to be drawn on the letter of credit, at a rate equal to the applicable margin with respect to Eurodollar loans under the New Credit Agreement.
     The New Credit Agreement contains customary representations, warranties and covenants that are substantially similar to those in the Existing Credit Agreement. The financial covenants include a maximum total debt to EBITDA ratio and a minimum interest coverage ratio. Other covenants include, but are not limited to, limitations on: (i) liens, (ii) dispositions of assets, (iii) mergers and acquisitions, (iv) loans and investments, (v) subsidiary indebtedness, (vi) transactions with affiliates and (v) certain dividends and distributions.

     The New Credit Agreement contains customary events of default, including a cross default provision and a change of control provision. If an event of default occurs and is continuing, the Company may be required to repay all amounts outstanding under the New Credit Agreement.
     The investment and commercial banking firms that are parties to the New Credit Agreement or their affiliates have performed in the past, and may perform in the future, banking, investment banking, and/or advisory services for the Company and its affiliates from time to time for which they have received, or will receive, customary fees and expenses.
     On December 8, 2010, the Company used cash and proceeds from the New Credit Agreement to repay outstanding borrowings under the revolving and Canadian commitments under the Existing Credit Agreement. The revolving commitments and the Canadian commitments under the Existing Credit Agreement were terminated, and all of the Company’s obligations under those commitments were satisfied. As of December 8, 2010, the total outstanding principal balance under the New Credit Agreement was $105 million.
     The foregoing summary of the New Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     Amendment to Existing Credit Agreement
     In connection with the merger, the Company entered into the Second Amendment, dated as of December 7, 2010 (the “Second Amendment”), to the existing Credit Agreement, dated as of October 20, 2006, among the Company, Tamming Foods Ltd., the lenders party thereto and Bank of America, National Association, as administrative agent, issuing lender and Canadian agent (the “Existing Credit Agreement”).
     The Second Amendment amends certain provisions in the Existing Credit Agreement to, among other things, (i) permit the merger with Snyder’s, (ii) align the covenants and defaults in the Existing Credit Agreement with the covenants and defaults in the New Credit Agreement, (iii) upon an initial borrowing under the New Credit Agreement, provide for repayment in full of the outstanding amounts under the revolving credit commitments and Canadian commitments under the Existing Credit Agreement and for the termination of such commitments, and (iv) in the event that the conditions necessary for initial borrowings under the New Credit Agreement are not satisfied at the effective time of the merger with Snyder’s, permit the Company to use revolving credit loans under the Existing Credit Agreement to fund dividends paid in connection with the merger.
     As described above, on December 8, 2010, cash and proceeds from the New Credit Agreement were used to repay the outstanding borrowings under the revolving and Canadian commitments under the Existing Credit Agreement.
     The foregoing summary of the Existing Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Existing Credit Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
     Amended and Restated Note Purchase Agreement
     Prior to the merger, Snyder’s and Snyder’s Manufacturing entered into a Note Purchase and Guarantee Agreement, dated as of June 12, 2007 (the “Original Note Agreement”), with certain institutional investors (the “Noteholders”), pursuant to which (i) Snyder’s Manufacturing sold to the

Noteholders its 5.72% Senior Notes due June 12, 2017 in the aggregate principal amount of $100 million (the “Notes”) and (ii) Snyder’s agreed to guaranty the obligations under the Original Notes.
     In connection with the merger, the Company, Snyder’s and Snyder’s Manufacturing entered into an Amended and Restated Note Purchase Agreement, dated as of December 7, 2010 (the “Restated Note Purchase Agreement”), with each of the Noteholders, which amended and restated the Original Note Agreement. Pursuant to the Restated Note Purchase Agreement, (i) the Company assumed the obligations of Snyder’s Manufacturing under the Original Note Agreement and Notes, in each case as amended by the Restated Note Purchase Agreement, including the obligation to pay all amounts due under the Notes as if the Company were the original issuer of the Notes, and (ii) Snyder’s was released from its guaranty of the Notes.
     Pursuant to the Restated Note Purchase Agreement, the Notes will mature on June 12, 2017. The Notes will accrue interest at the rate of 5.72% per year, payable semi-annually on June 12 and December 12 of each year. In addition, the Company paid each Noteholder an amendment fee equal to 0.05% of the outstanding principal amount of the Notes held by each Noteholder at the time of entering into the Restated Note Purchase Agreement.
     The Company may prepay and redeem all or a portion of the Notes at any time and from time to time, in each case for a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, plus a “make whole” premium.
     In the event of a Change of Control (as defined in the Restated Note Purchase Agreement), the Company must offer to prepay and redeem all of the notes for a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of prepayment, but without a “make whole” premium.
     The Restated Note Purchase Agreement contains covenants that place limitations on the Company and its subsidiaries with respect to: (i) transactions with affiliates, (ii) mergers and acquisitions, (iii) liens, (iv) dispositions of assets, (v) subsidiary indebtedness and (vi) certain dividends and distributions. The Restated Note Purchase Agreement also includes a maximum total debt to EBITDA ratio and a minimum interest coverage ratio.
     The Restated Note Purchase Agreement contains customary events of default. If an event of default occurs and is continuing, the maturity date and payment of the Notes may be accelerated.
     The foregoing summary of the Restated Note Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Restated Note Purchase Agreement, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description
4.1
Amended and Restated Note Purchase Agreement, dated as of December 7, 2010, among the Company, Snyder’s of Hanover, Inc., Snyder’s Manufacturing, Inc. and each of the noteholders named therein, filed herewith

Exhibit No.	Exhibit Description
10.1
Credit Agreement, dated as of December 7, 2010, among the Company, each of the lenders named therein, Bank of America, National Association, as administrative agent and issuing lender, and JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company, as co-syndication agents, filed herewith

10.2
Second Amendment, dated December 7, 2010, to the Credit Agreement dated as of October 20, 2006, among the Company, Tamming Foods, Ltd., Bank of America, National Association, Wells Fargo Securities, LLC (formally Wachovia Capital Markets, LLC) and the other lenders named therein, filed herewith

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER’S-LANCE, INC. (Registrant)
Date: December 13, 2010	By:	/s/Rick D. Puckett
Rick D. Puckett
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC
EXHIBITS
CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
December 7, 2010	0-398
SNYDER’S-LANCE, INC.
EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1
Amended and Restated Note Purchase Agreement, dated as of December 7, 2010, among the Company, Snyder’s of Hanover, Inc., Snyder’s Manufacturing, Inc. and each of the noteholders named therein, filed herewith

10.1
Credit Agreement, dated as of December 7, 2010, among the Company, each of the lenders named therein, Bank of America, National Association, as administrative agent and issuing lender, and JPMorgan Chase Bank, N.A. and Manufacturers and Traders Trust Company, as co-syndication agents, filed herewith

10.2
Second Amendment, dated December 7, 2010, to the Credit Agreement dated as of October 20, 2006, among the Company, Tamming Foods, Ltd., Bank of America, National Association, Wells Fargo Securities, LLC (formally Wachovia Capital Markets, LLC) and the other lenders named therein, filed herewith